UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007 (September 11, 2007)
LUMINEX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30109	74-2747608

(State or Other Jurisdiction of Incorporation)	(Commission File	(IRS Employer
	Number)	Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) James W. Jacobson and Luminex Corporation (the “Company”) have entered into an employment agreement effective September 30, 2007 (the “Employment Agreement”) whereby Mr. Jacobson will serve as Scientific Advisor to the Company. The Company will pay Mr. Jacobson an annual salary of $225,500.00 during the term of the Employment Agreement, which expires on September 30, 2008. The Employment Agreement replaces Mr. Jacobson’s prior employment agreement with the Company.
     The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Employment Agreement, effective as of September 30, 2007, between Luminex Corporation and James W. Jacobson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: September 19, 2007	By:	/s/ Harriss T. Currie
Harriss T. Currie
Vice President, Finance Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Employment Agreement, effective as of September 30, 2007, between Luminex Corporation and James W. Jacobson.